Prime Star Group & Subsidiaries Prevail in $33.9 Million Lawsuit Claim

LAS VEGAS, NV -- (Marketwire - November 09, 2010) - Prime Star Group, Inc. (PINKSHEETS: PSGI) is pleased to announce that the $33.9 Million Dollar lawsuit claim that was pending against them in Federal District court of the Northern District of Indiana filed by Michiana Dairy Processors has been dismissed. The Court granted PSGI Motion for Summary Judgment, dismissing all claims against PSGI and all other Defendants.

Roger Mohlman, Prime Star CEO, stated, "We have won a complete summary judgment. This victory will take an enormous burden off of our company and will allow us to resume our business without the distraction and huge legal expenses incurred. With the years of litigation and the rumors and innuendo surrounding this lawsuit now behind us, it is great to be finally and completely vindicated. Removing this $33.9 million contingent liability is another huge step forward for Prime Star and its shareholders. We are so happy to have this meritless case behind us so we can now fully concentrate on utilizing all our time and energy into the growth of the company."

"We are extremely proud of the work that Lyle Hardman of Hunt, Suedhoff and Kalamaros (www.hsk-law.com) did in helping us to get this lawsuit dismissed. He clearly and concisely stated the facts of the case and the law, which led to the court ruling in our favor. Lyle is an outstanding attorney and we cannot thank him enough. He, Jennifer Worth, Tom Hamilton and Ivan Schwartz took the time to really learn the background and the issues of the claims against us and then used the relevant law to show these claims to be unfounded," Mohlman said.

"This case had languished in state court for over five years. Hunt, Suedhoff and Kalamaros came on board in March 2010 and took over the bulk of the case. Prime Star Group, and the other defendants were the prevailing parties on summary judgment, and all that is left pending is PSGI's claim for attorney's fees and a pending motion for sanctions against opposing counsel," said Mohlman.

About Prime Star Group

Prime Star Group, Inc. is a holding company that focuses on three areas of business: SmartPax™ Packaging, Premium Food & Beverage Products and Distribution. The company's operating subsidiaries produce, market, and distribute wines, tea, adult mixed beverages, flavored water, and gourmet seafood products. The company also produces co-brand and co-pack existing high-end beverages and private label liquors for large hospitality and entertainment brands. Prime Star is focused on the food and beverage, entertainment, hospitality, healthcare and disaster relief industries.

Forward Looking Statements - Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Prime Star Group, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Prime Star Group, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Prime Star Group, Inc.'s filings with the Securities and Exchange Commission.

Public Relations Contact:

Constellation Asset Management, LLC
(415)524-8500

or on the web at www.primestargroup.net